As filed with the United States Securities and Exchange Commission on March 9, 2022

Registration No. 333-236021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective

Amendment No. 1 to

Form F-3

Registration Statement

Under the Securities Act of 1933

BIOFRONTERA AG

(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Federal Republic of Germany	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Hemmelrather Weg 201

D-51377 Leverkusen Germany

Telephone: 011 49 214 876 00

(Address and telephone number of Registrant’s principal executive office)

Biofrontera Inc.

120 Presidential Way

Suite 330

Woburn, MA 01801

Telephone: 781 245 1325

(Name, address, and telephone number of agent for service)

Copies to:

Stephen E. Older

McGuireWoods LLP

1251 Avenue of the Americas

20th Floor

New York, NY 10020

Telephone: 212 548 2100

Facsimile: 212 548 2150

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment is being filed to deregister unsold securities of Biofrontera AG, a German stock corporation (the “Registrant”), that were registered on the Registration Statement on Form F-3 (Commission File No. 333-236021) which was declared effective by the Securities and Exchange Commission on February 18, 2020 (the “Registration Statement”). The Registration Statement registered the sale of up to $100,000,000 of the Registrant’ securities and as of March 9, 2022, securities in the amount of $8,911,133.36 have been sold under the Registration Statement.

The Registrant intends to file on March 9, 2022 a Form 15F serving as a certification of termination of registration of the unsold securities under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and of the Registrant’s duty to file reports under Section 13(a) or Section 15(d) of the Exchange Act pursuant to Rule 12h-6(a).

As a result of the termination of Exchange Act registration and the Registrant’s reporting obligation, the Registrant hereby terminates the effectiveness of the Registration Statement and, in accordance with undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered, but unsold, under the Registration Statement as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Leverkusen, Germany, on March 9, 2022.

BIOFRONTERA AG

By:	/s/ Ludwig Lutter
Name:	Ludwig Lutter
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Ludwig Lutter Ludwig Lutter	Chief Financial Officer (Principal Executive Officer)	March 9, 2022

/s/ Hans-Dieter Stock Hans-Dieter Stock	VP Controlling (Principal Accounting Officer)	March 9, 2022

/s/ Jörgen Tielmann Dr. Jörgen Tielmann	Vice chairman of supervisory board	March 9, 2022

/s/ Helge Lubenow	Member of supervisory board	March 9, 2022
Dr. Helge Lubenow

/s/ Heikki Lanckriet Dr. Heikki Lanckriet	Member of supervisory board	March 9, 2022

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the United States Securities Act of 1933, as amended, the undersigned, the registrant’s duly authorized representative in the United States, has signed this Post-Effective Amendment, solely in the capacity of the duly authorized representative, on this March 9, 2022.

Biofrontera Inc.

By:	/s/ Daniel Hakansson
Name:	Daniel Hakansson
Title:	Corporate Counsel

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